                                                                                                                                                                                                                                                                                          Exhibit 10.1

AEOLUS PHARMACEUTICALS, INC.
CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES C CONVERTIBLE PREFERRED STOCK
PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW
AEOLUS PHARMACEUTICALS, INC., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the "DGCL") does hereby certify that, in accordance with Sections 141(c) and 151 of the DGCL, the following resolution was duly adopted by  the Board of Directors of the Corporation:
RESOLVED, pursuant to authority expressly set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the issuance of a series of Preferred Stock designated as the Series C Convertible Preferred Stock, par value $0.01 per share, of the Corporation is hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock is hereby approved as follows:
SERIES C CONVERTIBLE PREFERRED STOCK
Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:
"Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.
"Alternate Consideration" shall have the meaning set forth in Section 7(b).
"Beneficial Ownership Limitation" shall have the meaning set forth in Section 6(c).
"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
"Closing Sale Price" means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then-outstanding Series C Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.
"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.
"Conversion Date" shall have the meaning set forth in Section 6(a).
"Conversion Price" shall mean $0.22, as adjusted pursuant to paragraph 7 hereof.
"Conversion Ratio" shall have the meaning set forth in Section 6(b).
"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock in accordance with the terms hereof.
"DGCL" shall mean the Delaware General Corporation Law.
"Distributions" shall have the meaning set forth in Section 5(a).
"DTC" shall have the meaning set forth in Section 6(a).
"DWAC Delivery" shall have the meaning set forth in Section 6(a).
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Fundamental Transaction" shall have the meaning set forth in Section 7(b).
"Holder" means any holder of Series C Preferred Stock.
"Issuance Date" means December 2, 2015.
"Junior Securities" shall have the meaning set forth in Section 5(a).
"Notice of Conversion" shall have the meaning set forth in Section 6(a).
"Parity Securities" shall have the meaning set forth in Section 5(a).
"Person" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
"Senior Securities" shall have the meaning set forth in Section 5(a).
"Series B Preferred Stock" shall have the meaning set forth in Section 2(b).
"Series C Preferred Stock" shall have the meaning set forth in Section 2(a).
"Series C Preferred Stock Register" shall have the meaning set forth in Section 2(b).
"Share Delivery Date" shall have the meaning set forth in Section 6(d)(i).
"Stated Value" shall mean $1,000 per share.

 "Trading Day" means a day on which the Common Stock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.
(a)    The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation's Series C Convertible Preferred Stock (the "Series C Preferred Stock") and the number of shares so designated shall be 5,000. Each share of Series C Preferred Stock shall have a par value of $0.01 per share.
(b)                  The Corporation shall register shares of the Series C Preferred Stock, upon records to be maintained by the Corporation for that purpose (the "Series C Preferred Stock Register"), in the name of the Holders thereof from time to time. The Corporation may deem and treat each registered Holder of any shares of Series C Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. Shares of Series C Preferred Stock may be issued solely in book-entry form or, if requested by any Holder, such Holder's shares may be issued in certificated form.  The Corporation shall register the transfer of any shares of Series C Preferred Stock in the Series C Preferred Stock Register, upon surrender of the certificates (if applicable) evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series C Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.
Section 3.      Dividends. Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of the Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis, without regard to the Beneficial Ownership Limitation) to and in the same form, and in the same manner, as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock; provided, however, that any dividends due to holders of the Corporation's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), in connection with dividends being paid on the Common Stock or otherwise, shall be paid prior to, and shall have priority over, any dividend payments due to the Series C Preferred Stock.  Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Series C Preferred Stock, and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.
Section 4.      Voting Rights.
(a)    Except as provided in Section 4(b) below or as otherwise required by the DGCL, the Series C Preferred Stock shall have no voting rights on any matter submitted to holders of the Common Stock or any other class of capital stock of the Corporation.
(b)    Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of a majority of the then outstanding shares of the Series C Preferred Stock, voting separately as a series (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Corporation, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Series C Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series C Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.
Section 5. Rank; Liquidation.
(a)    The Series C Preferred Stock shall rank: (i) senior to all of the Common Stock; (ii) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series C Preferred Stock ("Junior Securities"); (iii) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series C Preferred Stock (together with the Corporation's Series C Convertible Preferred Stock, the "Parity Securities"); (iv) junior to all shares of the Corporation's Series B Convertible Preferred Stock; and (v) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series C Preferred Stock (together with the Series B Preferred Stock, the "Senior Securities"), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as "Distributions").

(b)                  Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to: (i) receive, in preference to any distributions of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities, an amount equal to $0.01 per share of Series C Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Common Stock or Junior Securities, and (ii) participate pari passu with the holders of Common Stock (on an as-converted basis, without regard to the Beneficial Ownership Limitation) in the remaining distribution of the net assets of the Corporation available for distribution.  If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the Holders the amount required under clause (i) of the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to holders of the shares of the Series C Preferred Stock and Parity Securities.  Notwithstanding the foregoing, if the liquidation of the Corporation shall be in connection with (i) the sale of all or substantially all of the Corporation's assets, or (ii) the issuance by the Corporation of equity securities in a transaction or series of transactions which results in the holders of the outstanding equity securities of the Corporation immediately prior to such transaction or series of related transactions holding securities representing less than 25% of the outstanding equity securities (on an as converted to common basis) of the Corporation immediately following such transactions or series of related transactions, then the Holders shall (i) be entitled to notice, 20 days prior to such event, and (ii) so long as such event occurs at least 90 days after the Issuance Date, be permitted to convert any shares of Series C Preferred Stock into Common Stock at the then applicable Conversion Ratio, without being subject to the Beneficial Ownership Limitation (as defined below).

Section 6. Conversion.
(a)    Conversions at Option of Holder. Each share of Series C Preferred Stock shall be convertible, at any time and from time to time, from and after the day that is 90 days following the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"), duly completed and executed. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of shares of Series C Preferred Stock to be converted equal to the lesser of (x) 100 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of shares of Series C Preferred Stock then held by the Holder. Provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder's election, whether the applicable Conversion Shares shall be credited to the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system (a "DWAC Delivery"). The "Conversion Date", or the date on which a conversion shall be deemed effective, shall be defined as (i) the Trading Day that the Notice of Conversion, completed and executed, is sent by facsimile to, and received during regular business hours by, the Corporation; provided that the original certificate(s) (if any) representing such shares of Series C Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter, or (ii) such later date specified on the Notice of Conversion. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original shares of Series C Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.
(b)                  Conversion Ratio. The "Conversion Ratio" for each share of Series C Preferred Stock shall be equal to the Stated Value divided by the Conversion Price.

(c)    Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series C Preferred Stock, and a Holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such Holder would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of this Certificate of Designation, "beneficially own," "beneficial ownership," "beneficially owning" or similar variations thereof shall mean a Person's beneficial ownership of common stock of an issuer (including in each case a Holder's Affiliates and any other Person to which beneficial ownership of Common Stock would be aggregated (including any "group")) as determined pursuant to Section 13 and regulations (including Rule 13d-3) under the Exchange Act and publicly issued interpretations of such Rule 13d-3, or Section 16 of the Exchange Act and regulations promulgated thereunder and publicly issued interpretations of such Section.  For purposes of the first sentence of this subsection (c), the number of shares of Common Stock beneficially owned by such Holder shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series C Preferred Stock beneficially owned by such Holder, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder that are subject to a limitation on conversion or exercise similar to the limitation contained herein.  For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation's most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation's transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding.  Upon the written request of a Holder (which may be by email), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series C Preferred Stock, by such Holder since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 6(c)). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation.

(d)                  Mechanics of Conversion
(i)              Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three Trading Days after the applicable Conversion Date, or if the Holder requests the issuance of physical certificate(s), two (2) Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series C Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the "Share Delivery Date"), the Corporation shall (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series C Preferred Stock, or (b) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the account of the Holder's prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series C Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series C Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(ii)              Reservation of Shares Issuable Upon Conversion.  The Corporation intends to effect a reverse Common Stock split and/or increase the number of authorized shares of Common Stock available for issuance by the Corporation (the "Charter Amendment") by making such Commission and Delaware law filings, and take such other actions, as are required to make the Charter Amendment effective.  Subject to the Charter Amendment becoming effective, the Corporation covenants that it will at all times after the Charter Amendment becomes effective,  reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series C Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series C Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series C Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.
(iii)              Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series C Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.
(iv)              Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series C Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series C Preferred Stock, and the Corporation shall not be required to issue or deliver such certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
(e)    Status as Stockholder. Upon each Conversion Date: (i) the shares of Series C Preferred Stock being converted shall be deemed converted into shares of Common Stock; and (ii) the Holder's rights as a holder of such converted shares of Series C Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert Series C Preferred Stock.

Section 7.        Certain Adjustments.
(a)    Stock Dividends and Stock Splits. If the Corporation, at any time while this Series C Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series C Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b)                  Fundamental Transaction. If, at any time while this Series C Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Corporation or such Person, as applicable, is exchanged for or converted into other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock (other than a pro rata reverse Common Stock split) or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent conversion of this Series C Preferred Stock the Holders shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series C Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions, and issue to the Holders new preferred stock, or comparable securities, consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and insuring that this Series C Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.
(c)    Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.
(d)                  Notice to the Holders.
(i)                            Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder, at the address for such Holder in the stock books of the Corporation, a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)              Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series C Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8. Miscellaneous.
(a)    Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, via email, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 26361 Crown Valley Parkway, Suite 150, Mission  Viejo, California  92691, or such other facsimile number, email address, or mailing address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, email, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or mailing address of such Holder appearing on the books of the Corporation, or if no such facsimile number, email address, or mailing address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile or email prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or email between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
(b)                  Lost or Mutilated Series C Preferred Stock Certificate. If a Holder's Series C Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series C Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.
(c)    Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series C Preferred Stock granted hereunder may be waived as to all shares of Series C Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series C Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(d)                  Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.
(e)    Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f)    Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.
(g)                  Status of Converted Series C Preferred Stock. If any shares of Series C Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series C Preferred Stock.
********************

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 1st day of December, 2015.
/s/ David Cavalier
Name: David Cavalier
Title: Chief Financial Officer

ANNEX A
NOTICE OF CONVERSION
(TO BE EXECUTED BY THE REGISTERED HOLDER
 IN ORDER TO CONVERT SHARES OF SERIES C PREFERRED STOCK)
The undersigned Holder hereby irrevocably elects to convert the number of shares of Series C Preferred Stock indicated below[, represented by stock certificate No(s). (the "Preferred Stock Certificates")], into shares of common stock, par value $0.01 per share (the "Common Stock"), of Aeolus Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the "Certificate of Designation") filed by the Corporation with the Secretary of State of the State of Delaware on                  , 201[5].
As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (as the term "beneficially owned" is defined in Section 6(b) of the Certificate of Designation), including the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series C Preferred Stock beneficially owned by such Holder, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is not in excess of 9.99% of the number of shares of Common Stock outstanding after giving effect to the issuance of shares of Common Stock pursuant to this Notice of Conversion.
Conversion calculations:

Date to Effect Conversion:

Number of shares of Common Stock owned prior to Conversion:
Number of shares of Series C Preferred Stock owned prior to Conversion:

Number of shares of Series C Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Number of shares of Common Stock owned after Conversion:	____________________________________________________________________________

Address for delivery of physical certificates:
or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:
Name:_______________________________

Title:________________________________

Date:________________________________